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                                                                   EXHIBIT 10.62

                             OMNIPOINT CORPORATION

                           DEPOSIT ACCOUNT AGREEMENT

     This Deposit Account Agreement (the "Agreement"), dated as of the 6th day of May, 1998, by and between Omnipoint Corporation, a Delaware corporation (the "Company"), and The First National Bank of Maryland (the "Deposit Agent"), for the benefit of the holders (individually a "Holder" and collectively the "Holders") of the depositary shares (the "Depositary Shares"), each of which is equivalent to 1/20 of a share of 7% Cumulative Convertible Preferred Stock (the "Preferred Stock").

     This Agreement is made to induce all present and future Holders to purchase the Depositary Shares by providing a deposit account (the "Deposit Account") to provide for a quarterly cash payment to the Holders in an amount equal to $0.875 per Depositary Share (the "Quarterly Return Amount") in the manner hereinafter provided.

     NOW THEREFORE, the parties hereto agree as follows:

     1.  Definitions.
         -----------

     (a) Common Stock:  common stock of the Company, par value $0.01 per share.

     (b) Certificate: Certificate of Designation filed with the Delaware Secretary of State establishing the Preferred Stock as a series of preferred stock of the Company designated as "7% Cumulative Convertible Preferred Stock."

     (c) Deposit Fund: $62,753,894.58 represented by Treasury securities delivered by the Initial Holders to the Deposit Agent.

     (d) Deposit Expiration Date:  May 1, 2001.

     (e) Deposit Payment Date: February 1, May 1, August 1 and November 1 of each year commencing August 1, 1998 and continuing until the Deposit Expiration Date.

     (f) Depositary:  Marine Midland Bank

     (g) Depositary Receipt: a written receipt evidencing ownership of Depositary Shares.

     (h) Direction Notice: a notice from the Company delivered to the Deposit Agent on or prior to the Notice Date directing the Deposit Agent to (i) purchase from the Company, for transfer to each Holder, in lieu of all or a portion of the Quarterly Return Amount or any deferred Quarterly Return Amount (which has not been previously paid in cash or shares of Common Stock) on the next Deposit Payment Date, that number of whole shares of Common Stock determined by dividing such Quarterly Return Amount or deferred Quarterly Return Amount by 95% of the Market Value of the Common Stock as of the date of such notice or (ii) defer payment of any Quarterly Return Amount to Holders until the next Deposit Payment Date or any subsequent Deposit Payment Date.

     (i) Indentures: the Indentures between the Company and Marine Midland Bank, as trustee with respect to the Company's two series of 11-5/8% Senior Notes.

     (j) Market Value: the average of the daily closing price for the five consecutive trading days ending on such date. The closing price for each day shall be the last sales price or, in case no

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such reported sales take place on such day, the average of the last reported bid and asked price, in either case on the principal national securities exchange on which the shares of Common Stock are admitted to trading or listed, or if not listed or admitted to trading on such exchange, the representative closing bid price as reported by the Nasdaq National Market, or other similar organization if the Nasdaq National Market is no longer reporting such information, or if not so available, the fair market price as determined, in good faith, by the Board of Directors of the Company. The Deposit Agent shall have no duty or responsibility for the calculation of the Market Value.

     (k) Notice Date: the day on or before the tenth day prior to the applicable Deposit Payment Date or Deposit Expiration Date, as the case may be, on which the Company sends the Direction Notice.

     (l) Offering: the offering of Depositary Shares described in the Company's Offering Memorandum dated May 1, 1998.

     (m) Preferred Stock: the 7% Cumulative Convertible Preferred Stock of the Company.

     (n) Record Date: the tenth business day prior to the applicable Deposit Payment Date or Deposit Expiration Date, as the case may be.

     (o) Any capitalized terms not otherwise defined herein shall have the meaning attributed to them in the Offering Memorandum.


  2. Establishment of Deposit Account.
     --------------------------------

     (a) The Company hereby agrees that the Deposit Account shall be established in connection with the Offering and shall be held subject to the terms and conditions of this Agreement.

     (b) Simultaneously with the closing of the Offering, the Initial Holders shall deliver the Deposit Fund to the Deposit Agent against the Deposit Agent's written acknowledgment and receipt of the Deposit Fund, in the form attached hereto as Exhibit A, which amount the Deposit Agent will deposit into the
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Deposit Account and hold pursuant to the terms of this Agreement.  The Deposit
Fund represented by the Treasury securities as set forth in Exhibit B attached
                                                            ---------
hereto will provide sufficient funds without any further investment to cover the aggregate Quarterly Return Amount due on the outstanding Depositary Shares, as such Quarterly Return Amount becomes due, for each Deposit Payment Date. All interest accruing on moneys held in the Deposit Account and any earnings realized from investments permitted hereunder shall be credited to the Deposit Account and any loss resulting from investments permitted hereunder shall be similarly charged. Any income earned on investments held hereunder shall be accumulated and added to the Deposit Account and subject to distribution as set forth herein. The Deposit Account shall bear the Company's taxpayer identification number. The Deposit Agent shall have no responsibility for determining whether funds held in the Deposit Account shall have been invested in such a manner so as to comply with the requirements of this Section 2(b).

  3. Distribution, Reduction and Termination of Deposit Account.
     ----------------------------------------------------------

     (a) Unless on or prior to the Notice Date the Company shall have delivered to the Deposit Agent a Direction Notice, the Deposit Agent shall deliver to each Holder pursuant to the direction of the Company the Quarterly Return Amount on each Deposit Payment Date, commencing August 1, 1998 and continuing until May 1, 2001 (the "Deposit Expiration Date"). If the Company shall have delivered a Direction Notice, substantially in the form attached hereto as Exhibit C, to the
                                                               ---------
Deposit Agent

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on or prior to the Notice Date, the Deposit Agent shall, as instructed by the
Company in such Direction Notice, (i) defer payment of all or a portion of the Quarterly Return Amount on the next Deposit Payment Date or any subsequent Deposit Payment Date, or (ii) purchase from the Company, for transfer to each Holder in lieu of all or a portion of the Quarterly Return Amount on the next Deposit Payment Date, that number of whole shares of Common Stock determined by dividing the Quarterly Return Amount and any deferred Quarterly Return Amount by 95% of the Market Value of the Common Stock as of the Notice Date.

     (b) (i) In the event of any conversion of the Depositary Shares on or prior to the Deposit Expiration Date, the cumulative amount to the date of conversion, on the basis of a 360-day year of 30-day months, of any Quarterly Return Amounts, including any deferred Quarterly Return Amounts allocable to the Preferred Stock (and the corresponding Depositary Shares) being converted, at the time of such conversion, shall be paid by the Deposit Agent to the Holders who are converting their Depositary Shares at the time of such conversion. The Deposit Agent shall make any such payment in cash unless, prior thereto, the Company delivers a Direction Notice to the Deposit Agent requiring the Deposit Agent to purchase from the Company for transfer to Holders who are converting their Depositary Shares that number of whole shares of the Common Stock determined by dividing all or a portion of the deferred Quarterly Return Amount allocable to the Depositary Shares being converted by 95% of the Market Value of the Common Preferred Stock as of the date of the Direction Notice. (ii) Immediately after such conversion and payment of any Quarterly Return Amount allocable to the Depositary Shares being converted, the Company shall be paid by the Deposit Agent any funds remaining in the Deposit Account allocable to the Depositary Shares so converted. Such allocation shall be made pro rata based upon the number of Depositary Shares so converted.

     (c) On the Deposit Expiration Date, the Deposit Agent shall deliver to the Holders any cash remaining in the Deposit Account on such date pro rata unless, prior thereto, the Company delivers a Direction Notice to the Deposit Agent requiring the Deposit Agent to purchase from the Company for transfer to Holders that number of whole shares of the Common Stock determined by dividing all or a portion of the Quarterly Return Amount and all or a portion of the cash remaining in the Deposit Account by 95% of the Market Value of the Common Preferred Stock as of the Notice Date.

     (d) Notwithstanding the foregoing provisions contained in Sections 3(a),
(b) and (c) of this Agreement, the Company may terminate the Deposit Account earlier than the Deposit Expiration Date in the event that the Company is permitted to pay a dividend in cash or Common Stock by either (i) the terms of the Indentures, or (ii) an amendment or termination of the Indentures. Written notice of any such termination shall be given to the Deposit Agent. In the event of an early termination of the Deposit Account, the Deposit Agent shall (i) pay to each Holder any deferred Quarterly Return Amount held in the Deposit Account, either in cash or, if so specified in the Direction Notice, in that number of whole shares of Common Stock, to be purchased from the Company for transfer to the Holders, determined by dividing the deferred Quarterly Return Amount by 95% of the Market Value of the Common Stock as of the Notice Date; and (ii) to distribute the remaining balance of the Deposit Account to the Company.

     (e) Delivery of a Direction Notice directing the Deposit Agent to purchase Common Stock for the accounts of Holders shall also constitute a direction to the Company to issue and deliver such shares to the Holders immediately upon receipt by the Company of the purchase price for them.

     (f) This Agreement shall remain in full force and effect until all amounts held hereunder by the Deposit Agent have been finally distributed in accordance herewith.

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     (g) Any fractional interest in a share of Common Stock resulting from payment of the Quarterly Return Amount will be paid in cash based on the last reported sale price of the Common Stock on the Nasdaq National Market (or any national securities exchange or authorized quotation system on which the Common Stock is then listed) at the close of business on the trading day next preceding the date of conversion or such later time as the Company is legally and contractually able to pay for such fractional shares.

  4. Record Date.  The Quarterly Return Amount or, if a Direction Notice has
     -----------
been delivered by the Company, Common Stock, shall be paid or delivered to the Holders of record of the Depositary Shares, as they appear on the Depositary's stock register 10 business days prior to each Deposit Payment Date.

  5. Rights, Duties and Immunities of the Deposit Agent.  In order to induce the
     --------------------------------------------------
Deposit Agent to act as Deposit Agent hereunder, the Company hereby covenants and agrees with the Deposit Agent as follows:

     (a) The Deposit Agent shall not in any way be bound or affected by any amendment, modification or cancellation of this Deposit Account Agreement, unless the same shall have been agreed to in writing by the Deposit Agent.

     (b) The Deposit Agent shall be entitled to rely, and shall be fully protected in acting in reliance upon, any Direction Notice or other instructions or directions furnished to the Deposit Agent in writing by the proper party under this Deposit Account Agreement and shall be entitled to treat as genuine, and as the document it purports to be, any letter, instruction or other document or instrument delivered to the Deposit Agent hereunder and believed by the Deposit Agent to be genuine and to have been presented by the proper party or parties, without being required to determine the authenticity or correctness of any fact stated therein, the propriety or validity thereof, or the authority or authorization of the party or parties making and/or delivering the same to do so.

     (c) This Agreement sets forth exclusively the duties and obligations of the Deposit Agent with respect to any and all matters pertinent to its acting as Deposit Agent hereunder.

     (d) The Deposit Agent undertakes to perform only such duties as are expressly set forth in this Deposit Account Agreement, and no other duty, obligation or covenant shall be implied or enforceable against the Deposit Agent by any person. Without limiting the effect of this Section 5(d), the Deposit Agent shall have no liability or obligation to the Company, any Holder or any person claiming by or through any of them: (i) to review or examine any instrument, agreement or document other than this Agreement and any notice provided for herein; (ii) to determine whether any conditions precedent to a disbursement of funds from the Deposit Account, other than the receipt of written notices provided for in Section 3 hereof, have been or will be satisfied or otherwise to investigate any notice received by the Deposit Agent hereunder;
(iii) to evaluate or determine the validity, legality or veracity of any action or omission by any person; (iv) to communicate with any person other than as expressly provided for in this Agreement; (v) to make any payment hereunder from any source other than funds in the Deposit Account; (vi) for the issuance of, delivery to or receipt by a Holder of Common Stock purchased by the Deposit Agent hereunder; (vii) for any action or omission of the Deposit Agent taken or made upon the written instructions of the Company, whether or not the persons giving such instructions were in fact authorized to do so; (viii) for any other action or omission of, or for errors in judgment by, the Deposit Agent under or in connection with this Agreement taken or made in good faith and without negligence or willful misconduct; (ix) for any action or omission of any third party, including the Company or any Holder; (x) for any change in the value of any asset held in the Deposit Account or for any loss on disposition of any investment of the Deposit funds; and (xi) for incidental, consequential or punitive damages in any event.

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     (e) The Company covenants and agrees to indemnify and hold the Deposit
Agent and each of its directors, officers, employees and agents (the Deposit Agent and any such person or entity seeking indemnification hereunder being hereinafter referred to as an "Indemnified Party") harmless from and against, and upon demand reimburse each Indemnified Party for, any and all losses, claims, damages, liabilities, costs and expenses (including expenses of its legal counsel) (collectively, "Indemnified Losses") which may be paid, incurred or suffered by such Indemnified Party or to which such Indemnified Party may become subject by reason of or in connection with the administration of the Deposit Agent's duties as Deposit Agent hereunder (including, but not limited to, any action taken or omitted by the Deposit Agent in connection with this Agreement or any action allegedly so taken or omitted) or by reason of, or as a result of, the Deposit Agent's compliance with the instructions set forth herein or with any instructions delivered to the Deposit Agent pursuant hereto, except with respect to Indemnified Losses which shall be the result of negligence or willful misconduct on the part of such Indemnified Party.

     (f) In the event of any controversy or dispute hereunder, or with respect to any question as to the construction of this Agreement or any action to taken by it hereunder, the Deposit Agent may, in its discretion, obtain the advice of counsel and shall incur no liability for any action taken, suffered or omitted by it hereunder in good faith and in accordance with the advice or opinion of such counsel.

     (g) If any part of the Deposit Fund is at any time attached, garnished or levied upon or under any court order, or in case the payment, assignment, transfer, conveyance or delivery of any of the Deposit Fund shall be stayed or enjoined by any court order, or in case any order, writ, judgment or decree shall be made or entered by any court affecting the Deposit Fund or any part thereof, then and in any of such events, the Deposit Agent is authorized, in its sole discretion, to rely upon and comply with any such order, writ, judgment or decree. The Deposit Agent shall not be liable to any of the parties hereto, to any Holder or to any other person, firm or corporation by reason of such compliance even though such order, writ, judgment or decree may be subsequently reversed, modified, annulled, set aside, vacated, found to have been entered without jurisdiction, or found be in violation of or beyond the scope of a constitution or a law.

     (h) Notwithstanding anything to the contrary contained therein, if the Deposit Agent shall be uncertain as to its duties or rights hereunder, shall receive any notice, advice, direction, or other document from the Company with respect to the Deposit Fund which, in its opinion, is in conflict with any of the provisions of this Agreement, or should be advised that a dispute has arisen with respect to the payment, ownership, or right of possession of the Deposit Fund or any part thereof (or as to the delivery, non-delivery, or content of any notice, advice, direction, or other document), the Deposit Agent shall be entitled (but not obligated), without liability to anyone, under any circumstance to refrain from taking any action other than to use its best efforts to keep safely the Deposit Fund until the Deposit Agent shall be directed otherwise in writing by Company and a majority of the Holders or by an order, decree or judgment of a court of competent jurisdiction which has been finally affirmed on appeal or which by lapse of time or otherwise is no longer subject to appeal, but the Deposit Agent shall be under no duty to institute or to defend any proceeding, although it may institute or defend such proceedings.

     (i) The Company shall have the right to cause the Deposit Agent to be relieved of its duties hereunder and to select a substitute Deposit Agent, upon the expiration of thirty (30) days following delivery of written notice of substitution to the Deposit Agent. Upon selection of such substitute Deposit Agent, such substitute Deposit Agent and the Company shall enter into an agreement substantially identical to this Agreement and, thereafter, the replaced Deposit Agent shall be relieved of its duties and obligations to perform hereunder, except that the replaced Deposit Agent shall transfer to the substitute Deposit Agent upon request therefor the Deposit Account and copies of all books, records, plans and other documents in the replaced Deposit Agent's possession relating to such funds or this Agreement.

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     (j) Upon not less than 30 days' written notice to the Company and the
Holders of its intention to resign under this Agreement, the Deposit Agent may resign as Deposit Agent hereunder by selecting, as a successor Deposit Agent, any other Deposit Agent as directed or approved by the Company (which approval shall not be unreasonably withheld). Such resignation shall take effect upon delivery by the resigning Deposit Agent of the Deposit Account to such successor Deposit Agent; the resigning Deposit Agent shall thereupon be discharged of all its duties and obligations hereunder. In addition, the Deposit Agent shall be discharged of all of its duties and obligations hereunder upon its deposit of the Deposit Account with a court of competent jurisdiction. The Company and the Holders each hereby irrevocably consents and submits to the jurisdiction of such court in any such action and waives all rights to contest the jurisdiction of such court.

     (k) The Company hereby authorizes the Deposit Agent, if the Deposit Agent is threatened with litigation or is sued, to interplead all interested parties in any court of competent jurisdiction and to deposit the Deposit Account with the clerk of that court.

     (l) The Deposit Agent's duties, obligations and liabilities hereunder, except as a result of the Deposit Agent's negligence or willful misconduct, will terminate upon its delivery of all the Deposit Account under any provision of this Agreement. The provisions of Section 5(e) and of this Section 5(l) shall survive any such termination.

  6. Expenses.  The Deposit Agent shall be entitled to customary fees and
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expenses for performing its duties hereunder, as may be agreed from time to time by the Company and the Deposit Agent. The Deposit Agent shall be entitled to prompt reimbursement of all reasonable expenses incurred by the Deposit Agent in carrying out its duties hereunder, including, without limitation, travel and other out-of-pocket expenses.

  7. Notices.  All notices, requests, demands and other communications hereunder
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shall be deemed to have been duly given if delivered by hand or mailed, certified or registered mail, return receipt requested, with postage prepaid:

     (a) if to the Holders, to their address as set forth in the stock transfer records of the Company;

     (b) if to the Company, to Omnipoint Corporation, 3 Bethesda Metro Center, Suite 400, Bethesda, MD 20814, Attn: Bradley Sparks, or to such person or address as the Company shall designate in writing, with a copy to Piper & Marbury, LLP, 1200 Nineteenth Street, N.W., Washington, D.C. 20036, Attn:
Edwin M. Martin, Jr.

     (c) if to Deposit Agent, to The First National Bank of Maryland, 25 South Charles Street, 16th Floor, Mail Stop 101-591, Baltimore, MD 21201, Attn:
Robert D. Brown.

Any party may change the address (or the person to whose attention such notice is directed) by notice given to the other parties hereto as aforesaid.

  8. Miscellaneous.
     -------------

     (a) Binding Effect.  This Agreement shall be binding upon the parties
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hereto and their respective heirs, personal representatives, executors, successors and assigns.

     (b) Counterparts.  This Agreement may be executed in any number of
         ------------
counterparts all of which, taken together shall one fully executed agreement.

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     (c) No Amendments.  This Agreement may not be modified or amended, nor any
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provision hereof be waived, except by a writing duly executed by the Deposit
Agent, the Company and by a majority of the Holders.

     (d) Governing Law.  This Agreement shall be governed by and construed and
         -------------
enforced in accordance with the laws of the State of Maryland, without reference to or application of rules or principles of conflicts of law.

     (e) Headings.  Headings, sections and subsections contained in this
         --------
Agreement are for convenience or reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     (f) Specific Performance.  In the event of the failure by a party hereto to
         --------------------
give any notice required under the terms of this Agreement, the other parties hereto shall be entitled to specific performance by such non-performing party.

     (g) Severability.  If any provisions of this Agreement shall be declared by
         ------------
any court of competent jurisdiction illegal, void or unenforceable, the other provisions shall not be affected, but shall remain in full force and effect.

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     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and the year first above written.

                                          OMNIPOINT CORPORATION


                                          /s/ Bradley E. Sparks
                                          -------------------------------
                                          Bradley E. Sparks
                                          Chief Financial Officer



                                          THE FIRST NATIONAL BANK
                                            OF MARYLAND



                                          By: /s/ Donald Hargadon
                                             ----------------------------
                                          Name: Donald Hargadon
                                          Title: Assistant Vice President

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